Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports Fourth Quarter and Fiscal Year 2024 Results and Raises Fiscal Year 2025 Guidance

•Fourth quarter revenue increased 12% to $59.9 billion
•Fourth quarter GAAP1 operating earnings were $401 million and GAAP diluted EPS was $0.96
•Fourth quarter non-GAAP operating earnings increased 14% to $605 million and non-GAAP diluted EPS increased 29% to $1.84
•Fiscal Year 2024 operating cash flow and adjusted free cash flow reached all-time highs of $3.8 billion and $3.9 billion, respectively
•Fiscal year 2025 non-GAAP EPS guidance raised to $7.55 to $7.70, from at least $7.50

DUBLIN, Ohio, August 14, 2024 – Cardinal Health (NYSE: CAH) today reported fourth quarter fiscal year 2024 revenues of $59.9 billion, an increase of 12% from the prior year. GAAP operating earnings were $401 million and GAAP diluted earnings per share (EPS) were $0.96. Non-GAAP operating earnings increased 14% to $605 million, driven primarily by segment profit increases in Global Medical Products and Distribution (GMPD) and Pharmaceutical and Specialty Solutions. Non-GAAP diluted earnings per share (EPS) increased 29% to $1.84 in the quarter, reflecting the increase in non-GAAP operating earnings across the business, lower interest and other expense, a lower non-GAAP effective tax rate and a lower share count.

Fiscal year 2024 revenues were $226.8 billion, an 11% increase from fiscal year 2023. GAAP operating earnings were $1.2 billion and GAAP diluted EPS was $3.45. Non-GAAP operating earnings increased 16% to $2.4 billion, driven primarily by segment profit increases in GMPD and Pharmaceutical and Specialty Solutions. Non-GAAP diluted EPS increased 29% to $7.53 for the year, reflecting the increase in non-GAAP operating earnings across the business, lower interest and other expense, a lower non-GAAP effective tax rate and a lower share count following in-year share repurchases.

“Fiscal 2024 marked a year of strong operational execution and record financial results, delivered in tandem with key strategic progress in the portfolio,” said Jason Hollar, CEO of Cardinal Health. "We delivered robust cash flow generation, continued profit growth in the Pharmaceutical and Specialty Solutions segment and significant improvement driven by our GMPD Improvement Plan. We enter the new fiscal year with momentum and confidence, evidenced by our raised fiscal year 2025 guidance."

Cardinal Health

Q4 and full year FY24 summary2

	Q4 FY24	Q4 FY23	Y/Y	FY24	FY23	Y/Y
Revenue	$59.9 billion	$53.4 billion	12%	$226.8 billion	$205.0 billion	11%
Operating earnings/(loss)	$401 million	$111 million	N.M.	$1,243 million	$752 million	65%
Non-GAAP operating earnings	$605 million	$530 million	14%	$2.4 billion	$2.1 billion	16%
Net earnings/(loss) attributable to Cardinal Health, Inc.	$235 million	$(56) million	N.M.	$852 million	$330 million	N.M.
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$450 million	$367 million	23%	$1.9 billion	$1.5 billion	21%
Effective Tax Rate[3]	40.4%	160.3%		28.9%	50.0%
Non-GAAP Effective Tax Rate	24.6%	29.1%		21.7%	22.8%
Diluted EPS attributable to Cardinal Health, Inc.	$0.96	$(0.22)	N.M.	$3.45	$1.26	N.M.
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$1.84	$1.43	29%	$7.53	$5.85	29%
Reflects revised prior period financials. See footnote 2 below for additional information regarding the immaterial corrections to results of prior periods.

Segment results2

Pharmaceutical and Specialty Solutions segment

	Q4 FY24	Q4 FY23	Y/Y	FY24	FY23	Y/Y
Revenue	$55.6 billion	$49.4 billion	13%	$210.0 billion	$188.8 billion	11%
Segment profit	$482 million	$448 million	8%	$2.0 billion	$1.9 billion	7%

Fourth-quarter revenue for the Pharmaceutical and Specialty Solutions segment increased 13% to $55.6 billion, driven by brand and specialty pharmaceutical sales growth from existing customers.

Pharmaceutical and Specialty Solutions segment profit increased 8% to $482 million in the fourth quarter, primarily driven by positive generics program performance.

Global Medical Products and Distribution segment

	Q4 FY24	Q4 FY23	Y/Y	FY24	FY23	Y/Y
Revenue	$3.1 billion	$3.0 billion	2%	$12.4 billion	$12.2 billion	1%
Segment profit	$47 million	$7 million	N.M.	$92 million	$(147) million	N.M.
Fourth-quarter revenue for the Global Medical Products and Distribution segment increased 2% to $3.1 billion, driven by volume growth from existing customers.

Global Medical Products and Distribution segment profit increased by $40 million to $47 million in the fourth quarter, driven by an improvement in net inflationary impacts, including mitigation initiatives.

Other

	Q4 FY24	Q4 FY23	Y/Y	FY24	FY23	Y/Y
Revenue	$1.2 billion	$1.0 billion	15%	$4.5 billion	$4.0 billion	12%
Segment profit	$111 million	$100 million	11%	$423 million	$396 million	7%
Fourth-quarter revenue for Other increased 15% to $1.2 billion, driven by growth across the three operating segments: at-Home Solutions, Nuclear and Precision Health Solutions and OptiFreight Logistics.

Other segment profit increased 11% to $111 million, primarily driven by the performance of OptiFreight
Logistics.

Cardinal Health

Fiscal year 2025 outlook1
The company raised its fiscal year 2025 outlook for non-GAAP diluted EPS to $7.55 to $7.70 from the preliminary outlook of at least $7.50 previously communicated during the company’s third quarter fiscal year 2024 earnings release. The company updated its Pharmaceutical and Specialty Solutions segment profit growth outlook to 1% to 3% growth, from at least 1% growth. The company also improved its fiscal year 2025 outlooks for Interest and other, diluted weighted average shares outstanding and share repurchases4.

Non-GAAP earnings per share	$7.55 to $7.70
Pharmaceutical and Specialty Solutions segment:
Revenue	4% to 6% decline[5]
Segment profit	1% to 3% growth
Global Medical Products and Distribution segment:
Revenue	3% to 5% growth
Segment profit	~$175M
Other:
Revenue	10% to 12% growth
Segment profit	~10% growth
Interest and other	$140M - $170M
Non-GAAP effective tax rate	23.0% - 24.0%
Diluted weighted average shares outstanding	~243M
Share repurchases	$750M
Capital Expenditures	$500M to $550M
Non-GAAP adjusted free cash flow	~$1.0B6
Bold indicates a change to the preliminary FY25 outlook provided in the Q3 FY24 earnings release on May 2, 2024.

The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.

Business and portfolio review update
Cardinal Health provided an update on its business and portfolio review focused on the Global Medical Products and Distribution segment:
•The company remains committed to maximizing shareholder value through execution of its GMPD Improvement Plan and reiterated its fiscal year 2026 target of approximately $300 million in segment profit.
•Additionally, by fiscal year 2026 the company is targeting at least $500 million in near-term value creation from GMPD through further simplification actions and working capital improvements, with the cash to be deployed according to its disciplined capital allocation framework. Therefore, the company is raising its share repurchase expectations in fiscal year 2025 by $250 million to a total of $750 million.
•As planned, the company's Business Review Committee sunset on July 15, with ongoing value creation efforts being overseen by the Board of Directors.

Cardinal Health

Recent highlights
•Cardinal Health and CVS Health announced a joint venture, Averon, focused on increasing access for patients to lower cost specialty pharmaceuticals through the sourcing of biosimilars.
•Cardinal Health announced that it entered into a 5-year distribution agreement with leading southeast grocery chain, Publix.
•Cardinal Health announced the opening of its new Advanced Therapy Solutions Innovation Center, a specialized storage facility supporting the complex handling requirements of cell and gene therapies.
•Cardinal Health hosted its 32nd annual Retail Business Conference, bringing together 5,000 attendees from across the country to celebrate the critical role its independent pharmacy customers play in caring for their communities and highlight the company’s innovations and commitment to its customers.
•Cardinal Health announced the opening of its new South Carolina distribution center for its at-Home Solutions business, featuring the fastest order fulfillment system in the market. The company also announced the openings of new GMPD distribution facilities in Massachusetts and Canada.

Upcoming webcasted investor events
•Morgan Stanley 22nd Annual Global Healthcare Conference at 8:30 a.m. EST, September 5, 2024
•Baird 2024 Global Healthcare Conference at 9:05 a.m. EST, September 10, 2024

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. Eastern to discuss fourth quarter and full year results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available until August 14, 2025.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for health care facilities. With more than 50 years in business, operations in more than 30 countries and approximately 48,000 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.

Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, matt.sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2Cardinal Health revised its prior period financials to correct an accounting error related to revenue recognition from third party payors within the at-Home Solutions operating segment. We evaluated the materiality of the error and determined that the impacts were not material, individually or in the aggregate, for any of the prior quarters or annual periods in which they occurred. In connection with these revisions, the company also corrected the timing of other unrelated immaterial errors, including an adjustment to an uncertain tax position, which were previously recorded in the periods the company identified them. The GAAP diluted EPS net impact of these prior period revisions is a $0.01 increase to the 9 months ending March 31, 2024, a $0.26 increase for fiscal year 2023 and a $0.02 decrease for fiscal year 2022. The non-GAAP diluted EPS net impact of these prior period revisions is a $0.07 increase for the 9 months ending March 31, 2024, a $0.06 increase for fiscal year 2023 and a $0.01 increase for fiscal year 2022.
See accompanying schedules below and Notes 1 and 16 of the Notes to Consolidated Financial Statements included in the company’s fiscal year 2024 Form 10-K for revised financials reflecting the immaterial corrections to results of prior periods.

Cardinal Health

3Fluctuations in the GAAP effective tax rates are primarily due to the impact of goodwill impairments related to GMPD in each of the fiscal years.
4Updates to preliminary fiscal year 2025 outlook previously communicated during company’s third quarter earnings release: non-GAAP diluted EPS previously of “At least $7.50”, Pharmaceutical and Specialty Solutions segment profit growth of “At least 1%”, Interest and other of $160M - $190M, diluted weighted average shares outstanding of 244M – 245M and share repurchases of $500M.
5Reflects $39 billion revenue headwind due to OptumRx contract expiration, as previously communicated.
6Reflects one-time unwinding of negative net working capital related to the OptumRx contract expiration and quarter-end day of week timing, as previously communicated.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cardinal Health

Cautions concerning forward-looking statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan, whether as a result of ongoing inflationary pressures or our expectations for Cardinal Health Brand sales; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts or the risk that we may fail to offset the impact of a recent significant customer loss; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; ongoing risks associated with the distribution of opioids, including the financial impact associated with the settlements with governmental authorities, risks arising from the ongoing Department of Justice Investigations related to our anti-diversion program, and the risk that challenges to tax deductions for opioid-related losses could adversely impact our financial results; risks arising from our ongoing audits with the IRS, including the risk that the IRS may disagree with certain positions we have taken, which may result in an increase to our effective tax rate or other costs; risks associated with litigation matters, including an Department of Justice investigation focused on potential violations of the Anti-Kickback Statute and False Claims Act; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; the possibility that our At-Home unit goodwill could become impaired due to changes to our long-term financial plan, increases in global interest rates or unfavorable changes in the U.S. statutory tax rate. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management’s views as of August 14, 2024. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Earnings/(Loss) (Unaudited)

	Fourth Quarter			Fiscal Year
(in millions, except per common share amounts)	2024	2023	% Change	2024	2023	% Change
Revenue	$59,867	$53,421	12%	$226,827	$204,979	11%
Cost of products sold	57,985	51,637	12%	219,413	198,105	11%
Gross margin	1,882	1,784	5%	7,414	6,874	8%

Operating expenses:
Distribution, selling, general and administrative expenses	1,277	1,254	2%	5,000	4,800	4%
Restructuring and employee severance	69	33		175	95
Amortization and other acquisition-related costs	77	69		284	285
Impairments and (gain)/loss on disposal of assets, net [1]	8	363		634	1,246
Litigation (recoveries)/charges, net	50	(46)		78	(304)
Operating earnings/(loss)	401	111	N.M.	1,243	752	65%

Other (income)/expense, net	1	6		(9)	5
Interest expense, net	9	10	(10)%	51	84	(39)%
Earnings before income taxes	391	95	N.M.	1,201	663	N.M.

Provision for income taxes [2]	158	153	3%	348	332	5%
Net earnings/(loss)	233	(58)	N.M.	853	331	N.M.

Less: Net (earnings)/loss attributable to noncontrolling interests	2	2		(1)	(1)
Net earnings/(loss) attributable to Cardinal Health, Inc.	$235	$(56)	N.M.	$852	$330	N.M.

Earnings/(Loss) per common share attributable to Cardinal Health, Inc.:
Basic	$0.96	$(0.22)	N.M.	$3.48	$1.27	N.M.
Diluted	0.96	(0.22)	N.M.	3.45	1.26	N.M.

Weighted-average number of common shares outstanding:
Basic	244	254		245	261
Diluted	245	254		247	262
In connection with the preparation of our Consolidated Financial Statements for fiscal 2024, we identified an accounting error related to revenue recognition from third party payors within the at-Home Solutions operating segment. We evaluated the materiality of the error and determined that the impacts were not material, individually or in the aggregate, to our previously issued Consolidated Financial Statements for any of the prior quarters or annual periods in which they occurred. We have revised our prior period financial statements to correct this error, as well as other unrelated immaterial errors, including an adjustment to an uncertain tax position. These revisions impacted each quarter of fiscal 2022, 2023 and 2024. These other immaterial errors were previously corrected in the periods they were identified; however, they are now reflected in the periods they originated. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

1 Impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $675 million related to the GMPD segment recorded in fiscal year ended June 30, 2024. During the three months and fiscal year ended June 30, 2023, impairments and (gain)/loss on disposals of assets, net included pre-tax goodwill impairment charges of $364 million and $1.2 billion related to the GMPD segment, respectively.
2 Provision for income taxes includes the tax effects relating to the cumulative goodwill impairment charges. For fiscal 2024 and 2023, the net tax benefits related to the goodwill impairment charges were $58 million and $92 million, respectively. The net tax expense during the three months ended June 30, 2023 related to goodwill impairment charges was $29 million.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	June 30, 2024	June 30, 2023
Assets
Current assets:
Cash and equivalents	$5,133	$4,076
Trade receivables, net	12,084	11,108
Inventories, net	14,957	16,119
Prepaid expenses and other	2,663	2,294
Assets held for sale	47	140
Total current assets	34,884	33,737

Property and equipment, net	2,529	2,461
Goodwill and other intangibles, net	6,450	6,085
Other assets	1,258	1,066
Total assets	$45,121	$43,349

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$31,759	$29,934
Current portion of long-term obligations and other short-term borrowings	434	792
Other accrued liabilities	3,447	2,972
Liabilities related to assets held for sale	—	42
Total current liabilities	35,640	33,740

Long-term obligations, less current portion	4,658	3,909
Deferred income taxes and other liabilities	8,035	8,657

Total shareholders’ deficit	(3,212)	(2,957)
Total liabilities and shareholders’ deficit	$45,121	$43,349

Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Fourth Quarter		Fiscal Year
(in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net earnings/(loss)	$233	$(58)	$853	331

Adjustments to reconcile net earnings/(loss) to net cash provided by operating activities:
Depreciation and amortization	186	176	710	692
Impairments and loss on sale of other investments	2	7	2	7
Impairments and (gain)/loss on disposal of assets, net	8	363	634	1,246
Share-based compensation	33	27	121	96
Benefit from deferred income taxes	(104)	(40)	(104)	(40)
Provision for bad debts	8	7	36	55
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
Increase in trade receivables	(773)	(397)	(996)	(950)
(Increase)/decrease in inventories	2,373	567	1,115	(412)
Increase/(decrease) in accounts payable	(294)	310	1,824	2,816
Other accrued liabilities and operating items, net	410	(91)	(433)	(997)
Net cash provided by operating activities	2,082	871	3,762	2,844

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	2	—	(1,190)	(10)
Proceeds from divestitures, net of cash sold	—	—	9	—
Additions to property and equipment	(193)	(217)	(511)	(481)
Proceeds from disposal of property and equipment	2	10	12	12
Purchase of investments	(1)	(1)	(4)	(7)
Proceeds from investments	—	2	1	3
Proceeds from net investment hedge terminations	6	—	34	29
Purchase of short-term investment in time deposit	—	—	(550)	—
Proceeds from short-term investment in time deposit	350	—	350	—
Net cash provided by/(used in) investing activities	166	(206)	(1,849)	(454)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	—	—	1,139	—
Purchase of noncontrolling interests	—	(3)	—	(3)
Reduction of long-term obligations	(760)	(8)	(783)	(579)
Net tax proceeds from share-based compensation	23	45	46	56
Dividends on common shares	(122)	(126)	(499)	(525)
Purchase of treasury shares	—	(500)	(750)	(2,000)
Net cash used in financing activities	(859)	(592)	(847)	(3,051)

Effect of exchange rates changes on cash and equivalents	(2)	(7)	(9)	(8)

Net increase/(decrease) in cash and equivalents	1,387	66	1,057	(669)
Cash and equivalents at beginning of period	3,746	4,010	4,076	4,745
Cash and equivalents at end of period	$5,133	$4,076	$5,133	$4,076

Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information (Unaudited)

	Fourth Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2024	2023	2024	2023	2024	2023
Revenue
Amount	$55,608	$49,373	$3,109	$3,047	$1,172	$1,020
Growth rate	13%	15%	2%	(2)%	15%	11%

Segment profit
Amount	$482	$448	$47	$7	$111	$100
Growth rate	8%	10%	N.M.	N.M.	11%	(7)%
Segment profit margin	0.87%	0.91%	1.51%	0.23%	9.47%	9.80%

	Fiscal Year

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2024	2023	2024	2023	2024	2023
Revenue
Amount	$210,019	$188,814	$12,381	$12,222	$4,512	$4,021
Growth rate	11%	15%	1%	(8)%	12%	14%

Segment profit
Amount	$2,015	$1,881	$92	$(147)	$423	$396
Growth rate	7%	14%	N.M.	N.M.	7%	2%
Segment profit margin	0.96%	1.00%	0.74%	(1.20)%	9.38%	9.85%
The sum of the components and certain computations may reflect rounding adjustments.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

		Gross				Operating	Earnings			Net			Diluted
		Margin		SG&A2		Earnings	Before	Provision for	Net	Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	Earnings/	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	(Loss) [3]	Rate	Rate	EPS [3,4]	Rate
	Fourth Quarter 2024
GAAP	$1,882	5%	$1,277	2%	$401	N.M.	$391	$158	$235	N.M.	40.4%	$0.96	N.M.
Restructuring and employee severance	—		—		69		69	13	56			0.23
Amortization and other acquisition-related costs	—		—		77		77	19	58			0.24
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		8		8	(32)	40			0.16
Litigation (recoveries)/charges, net	—		—		50		50	(12)	62			0.25
Non-GAAP	$1,882	5%	$1,277	2%	$605	14%	$595	$147	$450	23%	24.6%	$1.84	29%

	Fourth Quarter 2023
GAAP	$1,784	N.M.	$1,254	N.M.	$111	N.M.	$95	$153	$(56)	N.M.	160.3%	$(0.22)	N.M.
Restructuring and employee severance	—		—		33		33	7	26			0.10
Amortization and other acquisition-related costs	—		—		69		69	18	51			0.20
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		363		363	(17)	380			1.50
Litigation (recoveries)/charges, net	—		—		(46)		(46)	(12)	(34)			(0.14)
Non-GAAP	$1,784	N.M.	$1,254	N.M.	$530	N.M.	$514	$149	$367	N.M.	29.1%	$1.43	N.M.
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended June 30, 2023, GAAP diluted loss per share attributable to Cardinal Health, Inc. ("GAAP diluted EPS") and the EPS impact from the GAAP to non-GAAP per share reconciling items are calculated using a weighted average of 254 million common shares, which excludes potentially dilutive securities from the denominator due to their anti-dilutive effects resulting from our GAAP net loss for the period. For the three months ended June 30, 2023, non-GAAP diluted EPS is calculated using a weighted average of 256 million common shares, which includes potentially dilutive shares.
5 During fiscal 2024, we recorded cumulative pre-tax goodwill impairment charges of $675 million related to GMPD in impairments and (gain)/loss on disposal of assets, net. The estimated net tax benefit related to the impairments is $58 million and is included in the annual effective tax rate. During the three months ended June 30, 2024, the amount of tax expense recognized related to goodwill impairment charges was $34 million, which reflects the reversal of the incremental tax benefit recognized during the nine months ended March 31, 2024.
Impairments and (gain)/loss on disposals of assets, net included a pre-tax goodwill impairment charge of $364 million related to GMPD recorded during the three months ended June 30, 2023. The net tax expense recognized during the three months ended June 30, 2023 related to goodwill impairment charges was $29 million, which included a reversal of the incremental tax benefit recognized during the nine months ended March 31, 2023.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

							Earnings/
		Gross				Operating	(Loss)	Provision		Net			Diluted
		Margin		SG&A2	Operating	Earnings	Before	for	Net	Earnings[3]	Effective		EPS [3]
	Gross	Growth		Growth	Earnings/	Growth	Income	Income	Earnings/	Growth	Tax	Diluted	Growth
(in millions, except per common share amounts)	Margin	Rate	SG&A [2]	Rate	(Loss)	Rate	Taxes	Taxes	(Loss) [3]	Rate	Rate	EPS [3,4]	Rate
	Fiscal Year 2024
GAAP	$7,414	8%	$5,000	4%	$1,243	65%	$1,201	$348	$852	N.M.	28.9%	$3.45	N.M.
Shareholder cooperation agreement costs	—		(1)		1		1	—	1			—
Restructuring and employee severance	—		—		175		175	41	134			0.54
Amortization and other acquisition-related costs	—		—		284		284	74	210			0.85
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		634		634	47	587			2.38
Litigation (recoveries)/charges, net	—		—		78		78	5	73			0.30
Non-GAAP	$7,414	8%	$5,000	4%	$2,414	16%	$2,372	$515	$1,856	21%	21.7%	$7.53	29%

	Fiscal Year 2023
GAAP	$6,874	6%	$4,800	6%	$752	N.M.	$663	$332	$330	N.M.	50.0%	$1.26	N.M.
State opioid assessment related to prior fiscal years	—		6		(6)		(6)	(2)	(4)			(0.02)
Shareholder cooperation agreement costs			(8)		8		8	2	6			0.02
Restructuring and employee severance	—		—		95		95	21	74			0.28
Amortization and other acquisition-related costs	—		—		285		285	74	211			0.80
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		1,246		1,246	108	1,138			4.35
Litigation (recoveries)/charges, net	—		—		(304)		(304)	(83)	(221)			(0.84)
Non-GAAP	$6,874	6%	$4,798	6%	$2,076	5%	$1,987	$452	$1,534	8%	22.8%	$5.85	15%

	Fiscal Year 2022
GAAP	$6,484	N.M.	$4,512	N.M.	$(607)	N.M.	$(784)	$153	$(938)	N.M.	(19.5)%	$(3.37)	N.M.
Restructuring and employee severance	—		—		101		101	26	75			0.27
Amortization and other acquisition-related costs	—		—		324		324	84	240			0.87
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		2,060		2,060	98	1,962			7.03
Litigation (recoveries)/charges, net	—		—		94		94	17	77			0.28
Loss on early extinguishment of debt	—		—		—		10	3	7			0.03
Gain on sale of equity interest in naviHealth investment	—		—		—		(2)	—	(2)			—
Non-GAAP	$6,485	N.M.	$4,512	N.M.	$1,973	N.M.	$1,804	$381	$1,422	N.M.	21.1%	$5.07	N.M.
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For fiscal 2022, GAAP diluted loss per share attributable to Cardinal Health, Inc. and the EPS impact from the GAAP to non-GAAP per share reconciling items are calculated using a weighted average of 279 million common shares, which excludes potentially dilutive securities from the denominator due to their anti dilutive effects resulting from our GAAP net loss for the period. Fiscal 2022 non-GAAP diluted EPS is calculated using a weighted average of 280 million common shares, which includes potentially dilutive shares.
5 For fiscal 2024, 2023 and 2022, impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $675 million, $1.2 billion and $2.1 billion related to the GMPD segment, respectively. For fiscal 2024, 2023 and 2022, the net tax benefit related to these charges was $58 million, $92 million and $140 million, respectively, and were included in the annual effective tax rate.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow (Unaudited)

	Fiscal Year	Fiscal Year
(in millions)	2024	2023
GAAP - Cash Flow Categories
Net cash provided by operating activities	$3,762	$2,844
Net cash provided by/(used in) investing activities	(1,849)	(454)
Net cash used in financing activities	(847)	(3,051)
Effect of exchange rates changes on cash and equivalents	(9)	(8)
Net increase/(decrease) in cash and equivalents	$1,057	$(669)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by operating activities	$3,762	$2,844
Additions to property and equipment	(511)	(481)
Payments related to matters included in litigation (recoveries)/charges, net	691	490

Non-GAAP Adjusted Free Cash Flow	$3,942	$2,853

For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Information by Quarter (Unaudited)

	Fiscal Year 2024
(in millions)	Q1	Q2	Q3	Q4	Full Year
Segment Revenue
Pharmaceutical and Specialty Solutions	$50,588	$53,202	$50,622	$55,608	$210,019
Growth Rate	11%	12%	9%	13%	11%
Global Medical Products and Distribution	3,032	3,127	3,113	3,109	12,381
Growth Rate	(2)%	2%	3%	2%	1%
Other	1,051	1,135	1,154	1,172	4,512
Growth Rate	9%	11%	14%	15%	12%
Total Segment Revenue [1]	$54,671	$57,464	$54,889	$59,889	$226,912
Growth Rate	10%	12%	9%	12%	11%

	Q1	Q2	Q3	Q4	Full Year
Segment Profit
Pharmaceutical and Specialty Solutions	$456	$495	$582	$482	$2,015
Growth Rate	14%	10%	—%	8%	7%
Global Medical Products and Distribution	12	11	22	47	92
Growth Rate	N.M.	N.M.	N.M.	N.M.	N.M.
Other	96	106	110	111	423
Growth Rate	(3)%	10%	9%	11%	7%
Total Segment Profit [1]	$564	$612	$714	$640	$2,530
Growth Rate	38%	19%	10%	15%	19%

	Fiscal Year 2023
(in millions)	Q1	Q2	Q3	Q4	Full Year
Segment Revenue
Pharmaceutical and Specialty Solutions	$45,558	$47,383	$46,500	$49,373	$188,814
Growth Rate	15%	15%	14%	15%	15%
Global Medical Products and Distribution	3,085	3,078	3,012	3,047	12,222
Growth Rate	(13)%	(9)%	(7)%	(2)%	(8)%
Other	968	1,024	1,009	1,020	4,021
Growth Rate	17%	13%	17%	11%	14%
Total Segment Revenue [1]	$49,611	$51,485	$50,521	$53,440	$205,057
Growth Rate	13%	13%	13%	13%	13%

	Q1	Q2	Q3	Q4	Full Year
Segment Profit
Pharmaceutical and Specialty Solutions	$399	$451	$583	$448	$1,881
Growth Rate	5%	14%	26%	10%	14%
Global Medical Products and Distribution	(89)	(33)	(32)	7	(147)
Growth Rate	N.M.	N.M.	N.M.	N.M.	N.M.
Other	99	96	101	100	396
Growth Rate	5%	(9)%	22%	(7)%	2%
Total Segment Profit [1]	$409	$514	$652	$555	$2,130
Growth Rate	(21)%	6%	23%	28%	8%

1 These totals do not include certain items recorded in Corporate which are not allocated to the segments.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Information by Quarter (Unaudited)

	Fiscal Year 2022
(in millions)	Q1	Q2	Q3	Q4	Full Year
Segment Revenue
Pharmaceutical and Specialty Solutions	$39,620	$41,171	$40,728	$43,077	$164,596
Global Medical Products and Distribution	3,531	3,399	3,236	3,114	13,280
Other	829	903	866	920	3,518
Total Segment Revenue [1]	$43,980	$45,473	$44,830	$47,111	$181,394

	Q1	Q2	Q3	Q4	Full Year
Segment Profit
Pharmaceutical and Specialty Solutions	$379	$397	$461	$406	$1,643
Global Medical Products and Distribution	46	(18)	(12)	(80)	(64)
Other	94	106	83	107	390
Total Segment Profit [1]	$519	$485	$532	$433	$1,969

1 These totals do not include certain items recorded in Corporate which are not allocated to the segments.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Supplemental Information (Unaudited)

	Fiscal Year 2024
(in millions, except per common share amounts)	Q1	Q2	Q3	Q4	Full Year
GAAP
Revenue	$54,650	$57,442	$54,868	$59,867	$226,827
Operating Earnings/(Loss)	(32)	505	369	401	1,243
Earnings/(loss) before income taxes	(44)	512	342	391	1,201
Net earnings/(loss) attributable to Cardinal Health, Inc.	(12)	368	261	235	852
Effective Tax Rate	75.1%	27.9%	23.3%	40.4%	28.9%
Diluted Earnings/(Loss) per common share attributable to Cardinal Health, Inc.	$(0.05)	$1.50	$1.07	$0.96	$3.45

	Q1	Q2	Q3	Q4	Full Year
Non-GAAP
Operating Earnings	$557	$585	$667	$605	$2,414
Earnings before income taxes	545	592	640	595	2,372
Net earnings attributable to Cardinal Health, Inc.	430	464	511	450	1,856
Effective Tax Rate	20.9%	21.4%	19.9%	24.6%	21.7%
Diluted Earnings per common share attributable to Cardinal Health, Inc.	$1.72	$1.89	$2.09	$1.84	$7.53

	Fiscal Year 2023
(in millions, except per common share amounts)	Q1	Q2	Q3	Q4	Full Year
GAAP
Revenue	$49,592	$51,468	$50,498	$53,421	$204,979
Operating Earnings/(Loss)	123	(86)	604	111	752
Earnings/(loss) before income taxes	96	(104)	576	95	663
Net earnings/(loss) attributable to Cardinal Health, Inc.	98	(77)	365	(56)	330
Effective Tax Rate	(2.4)%	27.5%	36.5%	160.3%	50.0%
Diluted Earnings/(Loss) per common share attributable to Cardinal Health, Inc.	$0.36	$(0.30)	$1.41	$(0.22)	$1.26

	Q1	Q2	Q3	Q4	Full Year
Non-GAAP
Operating Earnings	$407	$501	$638	$530	$2,076
Earnings before income taxes	380	483	610	514	1,987
Net earnings attributable to Cardinal Health, Inc.	315	379	472	367	1,534
Effective Tax Rate	16.7%	21.2%	22.5%	29.1%	22.8%
Diluted Earnings per common share attributable to Cardinal Health, Inc.	$1.15	$1.44	$1.83	$1.43	$5.85

The sum of the components and certain computations may reflect rounding adjustments.
See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in these tables and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

		Gross				Operating	Earnings			Net			Diluted
		Margin		SG&A2		Earnings	Before	Provision for		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	Earnings [3]	Rate	Rate	EPS [3]	Rate
	Third Quarter 2024
GAAP	$1,935	7%	$1,269	8%	$369	(39)%	$342	$80	$261	(28)%	23.3%	$1.07	(24)%
Shareholder cooperation agreement costs	—		(1)		1		1	—	1			—
Restructuring and employee severance	—		—		53		53	14	39			0.16
Amortization and other acquisition-related costs	—		—		80		80	21	59			0.24
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		84		84	(21)	105			0.44
Litigation (recoveries)/charges, net	—		—		80		80	34	46			0.18
Non-GAAP	$1,935	7%	$1,268	8%	$667	5%	$640	$128	$511	8%	19.9%	$2.09	14%

	Third Quarter 2023
GAAP	$1,810	N.M.	$1,172	N.M.	$604	N.M.	$576	$209	$365	N.M.	36.5%	$1.41	N.M.
Restructuring and employee severance	—		—		16		16	4	12			0.05
Amortization and other acquisition-related costs	—		—		74		74	19	55			0.21
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		20		20	(74)	94			0.36
Litigation (recoveries)/charges, net	—		—		(76)		(76)	(22)	(54)			(0.21)
Non-GAAP	$1,810	N.M.	$1,172	N.M.	$638	N.M.	$610	$136	$472	N.M.	22.5%	$1.83	N.M.
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net includes a pre-tax goodwill impairment charge of $90 million related to GMPD. For fiscal 2024, the estimated net tax benefit related to the impairments is $58 million and is included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $30 million during the three months ended March 31, 2024.
For the nine months ended March 31, 2023, impairments and (gain)/loss on disposal of assets, net included pre-tax impairment charges of $863 million related to GMPD. For fiscal 2023, the estimated net tax benefit related to the impairment was included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $79 million during the three months ended March 31, 2023.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

							Earnings/
		Gross				Operating	(Loss)	Provision for/		Net			Diluted
		Margin		SG&A2	Operating	Earnings	Before	(Benefit from)	Net	Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Earnings/	Growth	Income	Income	Earnings/	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	(Loss)	Rate	Taxes	Taxes	(Loss) [3]	Rate	Rate	EPS [3,4]	Rate
	Second Quarter 2024
GAAP	$1,854	10%	$1,268	8%	$505	N.M.	$512	$143	$368	N.M.	27.9%	$1.50	N.M.
Shareholder cooperation agreement costs	—		—		—		—		—
Restructuring and employee severance	—		—		28		28	7	21			0.09
Amortization and other acquisition-related costs	—		—		63		63	17	46			0.19
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		1		1	(35)	36			0.15
Litigation (recoveries)/charges, net	—		—		(11)		(11)	(5)	(6)			(0.03)
Non-GAAP	$1,854	10%	$1,269	7%	$585	17%	$592	$127	$464	22%	21.4%	$1.89	31%
	Second Quarter 2023
GAAP	$1,684	N.M.	$1,179	N.M.	$(86)	N.M.	$(104)	$(27)	$(77)	N.M.	27.5%	$(0.30)	N.M.
State Opioid assessment related to prior fiscal years	—		6		(6)		(6)	(2)	(4)			(0.02)
Shareholder cooperation agreement costs	—		(2)		2		2	1	1			0.01
Restructuring and employee severance	—		—		17		17	4	13			0.05
Amortization and other acquisition-related costs	—		—		71		71	18	53			0.20
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		710		710	166	544			2.08
Litigation (recoveries)/charges, net	—		—		(207)		(207)	(56)	(151)			(0.58)
Non-GAAP	$1,684	N.M.	$1,183	N.M.	$501	N.M.	$483	$104	$379	N.M.	21.2%	$1.44	N.M.
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended December 31, 2022, GAAP diluted EPS and the EPS impact from the GAAP to non-GAAP per share reconciling items are calculated using a weighted average of 261 million common shares, which excludes potentially dilutive securities from the denominator due to their anti-dilutive effects resulting from our GAAP net loss for the periods. For the three months ended December 31, 2022, non-GAAP diluted EPS is calculated using a weighted average of 263 million common shares, which includes potentially dilutive shares.
5 For the six months ended December 31, 2023, we recognized a pre-tax goodwill impairment charge of $585 million related to GMPD in impairments and (gain)/loss on disposal of assets, net. For fiscal 2024, the net tax benefit related to this impairment charge was included in the annual effective tax rate. As a result, the amount of tax benefit increased approximately by an incremental $36 million for the three months ended December 31, 2023 and increased the provision for income taxes for the remainder of fiscal 2024.
For the three months ended December 31, 2022, impairments and (gain)/loss on disposal of assets, net included a pre-tax goodwill impairment charge of $709 million related to GMPD. For fiscal 2023, the net tax benefit related to the cumulative impairment charges was included in the annual effective tax rate. As a result, the amount of tax benefit increased approximately by an incremental $114 million for the three months ended December 31, 2022 and increased the provision for income taxes for the remainder of fiscal 2023.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

							Earnings/
		Gross				Operating	(Loss)	Provision for/		Net			Diluted
		Margin		SG&A2	Operating	Earnings	Before	(Benefit from)	Net	Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Earnings/	Growth	Income	Income	Earnings/	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	(Loss)	Rate	Taxes	Taxes	(Loss) [3]	Rate	Rate	EPS [3,4]	Rate
	First Quarter 2024
GAAP	$1,743	9%	$1,186	(1)%	$(32)	N.M.	$(44)	$(33)	$(12)	N.M.	75.1%	$(0.05)	N.M.
Shareholder cooperation agreement costs	—		—		—		—		—
Restructuring and employee severance	—		—		25		25	7	18			0.07
Amortization and other acquisition-related costs	—		—		64		64	17	47			0.19
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		541		541	135	406			1.63
Litigation (recoveries)/charges, net	—		—		(41)		(41)	(12)	(29)			(0.12)
Non-GAAP	$1,743	9%	$1,186	—%	$557	37%	$545	$114	$430	37%	20.9%	$1.72	50%
	First Quarter 2023
GAAP	$1,596	N.M.	$1,195	N.M.	$123	N.M.	$96	$(3)	$98	N.M.	(2.4)%	$0.36	N.M.
Shareholder cooperation agreement costs	—		(6)		6		6	2	4			0.01
Restructuring and employee severance	—		—		29		29	7	22			0.08
Amortization and other acquisition-related costs	—		—		71		71	18	53			0.20
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		153		153	33	120			0.44
Litigation (recoveries)/charges, net	—		—		25		25	7	18			0.06
Non-GAAP	$1,596	N.M.	$1,189	N.M.	$407	N.M.	$380	$64	$315	N.M.	16.7%	$1.15	N.M.
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.4 For the three months ended September 30, 2023, GAAP diluted EPS and the EPS impact from the GAAP to non-GAAP per share reconciling items are calculated using a weighted average of 249 million common shares, which excludes potentially dilutive securities from the denominator due to their anti-dilutive effects resulting from our GAAP net loss for the periods. For the three months ended September 30, 2023, non-GAAP diluted EPS is calculated using a weighted average of 250 million common shares, which includes potentially dilutive shares.
5 For the three months ended September 30, 2023 and 2022, impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $585 million and $154 million, respectively, related to GMPD. For fiscal 2024 and 2023, the estimated net tax benefits related to these impairment charges were included in the annual effective tax rate. As a result, the tax benefits for the three months ended September 30, 2023 and 2022 increased approximately by an incremental $102 million and $24 million, respectively, and increased the provision for income taxes during the remainder of fiscal 2024 and 2023, respectively.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Amounts have been revised to reflect the correction of certain unrelated immaterial misstatements. See "Notes to the Consolidated Financial Statements" included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 to be filed with the SEC.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a Court or reimbursed by manufacturers.
•Shareholder cooperation agreement costs includes costs such as legal, consulting and other expenses incurred in relation to the agreement (the "Cooperation Agreement") entered into among Elliott Associates, L.P., Elliott International, L.P. (together, "Elliott") and Cardinal Health, including costs incurred to negotiate and finalize the Cooperation Agreement and costs incurred by the Business Review Committee of the Board of Directors, which was formed under this Cooperation Agreement. We have excluded these costs from our non-GAAP metrics because they do not occur in or reflect the ordinary course of our ongoing business operations and may obscure analysis of trends and financial performance.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity and size of acquisitions.
•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current and forecasted financial results.
•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.
•Loss on early extinguishment of debt is excluded because it does not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.

•(Gain)/Loss on sale of equity interest in naviHealth was incurred in connection with the sale of our remaining equity interest in naviHealth in fiscal 2020. The equity interest was retained in connection with the initial sale of our majority interest in naviHealth during fiscal 2019. We exclude this significant gain because gains or losses on investments of this magnitude do not typically occur in the normal course of business and are similar in nature to a gain or loss from a divestiture of a majority interest, which we exclude from non-GAAP results. The gain on the initial sale of our majority interest in naviHealth in fiscal 2019 was also excluded from our non-GAAP measures.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2024 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $3.49 to $18.06, which includes a $17.54 charge related to the opioid litigation we recognized in fiscal 2020.

Definitions

Growth rate calculation: growth rates in this report are determined by dividing the difference between current period results and prior period results by prior period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings/(loss) excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net and (7) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings/(loss) before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net, (8) loss on early extinguishment of debt and (9) (gain)/loss on sale of equity interest in naviHealth.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings/(loss) attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net, (8) loss on early extinguishment of debt and (9) (gain)/loss on sale of equity interest in naviHealth each net of tax.
Non-GAAP effective tax rate: provision for/(benefit from) income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net, (8) loss on early extinguishment of debt and (9) (gain)/loss on sale of equity interest in naviHealth, divided by (earnings before income taxes adjusted for the nine items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by operating activities less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.